                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Zoran Corporation of our report dated November 1, 1996 relating to the financial statements of CompCore Multimedia, Inc., which appears in such Joint Proxy Statement/ Prospectus. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

PRICE WATERHOUSE LLP

San Jose, California

November 11, 1996